[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 4.10.2
Villa Guardia (CO), October 24th, 2013
To:
US Oncology Clinical Development LLC,
10101 Woodloch Forest, The Woodlands,
Texas 77380 (USA)

To the attention of Lisa Holland, Vice President
RE: First Amendment
Dear Madam,
We hereby intend to submit to your attention the following proposal.
* * *
This amendment agreement (the “First Amendment ”) is entered into as of October 24, 2013
BETWEEN
Gentium S.p.A., a corporation established and organized under the laws of Italy, with registered office at Villa Guardia (CO), Piazza XX Settembre n. 2, represented by Salvatore Calabrese, in his capacity as SVP Finance and CFO (“Gentium SpA”)
AND
US Oncology Clinical Development, LLC, a company incorporated in the United States of America, whose principal place of business located at 10101 Woodloch Forest, The Woodlands, Texas 77380, represented by Lisa Holland in her capacity as Vice President of US Oncology Clinical Development, LLC (“USOCD"),
(Gentium and USOCD, collectively the “Parties” and each a “Party”)
WHEREAS

a.
On September 29th, 2009, Gentium and USOCD entered into an agreement entitled “Master Contract Clinical Research Agreement” (hereinafter the “Master Agreement”) by which USOCD agreed to accept responsibility for Gentium in certain clinical research activities, with such activities including but not limited to distribution of its investigational product, billing and invoicing for the investigation product, notifications to investigators and patient registration on one Gentium sponsored study (hereinafter the “Services”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

b.
The Parties subsequently signed a Work Order n. 2 - effective as of December 21, 2009 – outlining the specific activities to be performed by USOCD and the Amendment to Work Order n. 2 - effective as of September 28, 2010 - in order to add project management services to list of activities to be performed by USOCD

c.
The Master Agreement terminated its effects after 2 years from September 29th, 2009. Nonetheless, the Parties continued to conduct business according to the terms of the Master Agreement, as if such termination had never taken place.

d.
The Parties hereby intend to amend the Master Agreement, as specified herein below, in order to redefine the activities and services which Gentium wishes to transfer to USOCD and to define the roles and responsibility of each Party. Additionally, the Parties would like to confirm the validity and effectiveness of the Master Agreement.

e.	Capitalized terms used in this First Amendment and not otherwise defined herein shall maintain the same meaning given to them in the Master Agreement.
NOW THEREFORE, the Parties agree as follows
Article 1
Premises and Lack of Novation

1.1	Premises and Schedules
The premises and schedules hereto form an integral and substantial part of this First Amendment.

1.2	Lack of Novation
Without prejudice to the following provisions, the entering into and the performance of this First Amendment shall not constitute or imply the waiver of any provisions of the Master Agreement or acquiescence of possible breaches by the Parties of other obligations or undertakings provided under the Master Agreement. Save as expressly provided for by the following provisions, the Parties mutually acknowledge that the entering into and the performance of this First Amendment does not constitute novation of their respective rights and obligations as set forth by the Master Agreement. As a consequence, all the provisions of the Master Agreement that are not amended by this First Amendment, shall remain in full force and effect between the Parties.

Article 2
Scope of Services
The activities to be performed by USOCD shall include only those activities detailed in Attachment 2 of the Master Agreement; therefore any agreement, contract, amendment, work order or otherwise which may have been relied upon previously to define the Scope of the Services shall be deemed hereby deleted, inclusive of the Work Order n. 2 executed 2009, as amended.

Article 3
Transfer of responsibilities

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The responsibilities to be transferred from Gentium to USOCD are highlighted within Schedule 1 attached to this First Amendment.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 4
Contact List
The list of contacts with the relevant details, included in the Attachment 5 to the Master Agreement, shall be substituted by the list attached hereto as Schedule 2.

Article 5
Term
The Parties confirm and agree while the Master Agreement expired according to its terms, the parties continued to conduct business as if termination had not taken place.

5.1	In the light of the previous Article 5.1 of this First Amendment, the Article 14.1 of the Master Agreement shall be deleted and replaced by the following:
“Article 14.1. Upon execution of both Parties, this Agreement is effective as of the Effective Date and shall remain valid and effective until terminated according to the provision of Section 15 hereto”.

Article 6
General provisions
Any amendment, variation or waiver of this First Amendment or to single parts thereof shall not be considered as valid and effective between the Parties in case it is not made in writing and signed by both Parties. No waiver of a clause of, or a right deriving from, this First Amendment shall be considered as a waiver of other clauses, unless otherwise expressly provided by such waiver. No waiver by a Part to benefit from of a right to which it is entitled pursuant to this First Amendment, has to be considered as a definitive waiver of such right, but instead as a waiver limited to the circumstance in which it occurred.

* * *
End of page - Signature page follows

In the event that you agree with this proposal, please return the text of this letter, duly signed by your legal representative, in sign of full acceptance hereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Kindest regards,

_/s/ Salvatore Calabrese _______
Mr Salvatore Calabrese
SVP Finance, COO and CFO, Gentium S.p.A.

ACCEPTED and AGREED:

US Oncology Clinical Development, LLC

__/s/ Lisa Holland _____________
Lisa Holland
Vice President, Research

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1
Transfer of Regulatory Obligations from Gentium to US Oncology (USOCD)
The followinglist includes only the Sponsor obligations transferred wholly or in part from Gentium to USOCD. Where obligations have been transferred in part, a note has been made under “Sponsor Responsibility” to detail the responsibility specific to USOCD.

Sponsors Responsibility	Gentium	USOCD
21 CFR 11 Electronic Records; Electronic Signatures	X	X
ICH E6 5.1 Quality Assurance and Quality Control Systems with Written SOPs	X
21 CFR 312.53 (b) Control of Drug 21 CFR 312.57 (a) and (c) and ICH E6 5.13, 5.14 Receipt, Shipment, Disposition, and Use of Drug 21 CFR 312.59 Disposition of Unused Supply of Drug		X
ICH E6 5.5.1 Qualified Individuals (USOCDresponsible for identifying qualified individuals for the activities transferred to USOCD from Gentium, as detailed in this Transfer of Obligations)	X	X
ICH E6 8.2, 8.3, 8.4 Essential Documents, (USOCD responsible for essential documents related to the shipment, disposition, return, and destruction of investigational product).	X	X
ICH E6 5.5.8 to 5.5.12 Record Retention	X	X
ICH E6 5.7 Allocation of Duties and Functions (USOCD responsible for allocation of duties/functions related to USOCD personnel)	X	X

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2
Contact List

US ONCOLOGY CLINICAL DEVELOPMENT	GENTIUM
Pharmacovigilance
[ * ] Director, Pharmacy Operations Direct Telephone No: [ * ] Email address: [ * ]
[ * ]
QPPV Drug Safety Manager,
Scientific Department
Direct Telephone No: [ * ]
Fax No: [ * ]
Email address: [ * ]

[ * ]
Deputy QPPV and Drug Safety Officer, Scientific Department
Direct Telephone No: [ * ]
Fax No: [ * ]
Email address: [ * ]

Placement of purchase orders
[ * ] Director, Pharmacy Operations Direct Telephone No: [ * ] Email address: [ * ]	[ * ] Finance Controller, Gentium SpA Direct Telephone No: [ * ] Email address: [ * ]
Administration
[ * ] Director, Finance Operations Direct Telephone No: [ * ] Email address: [ * ]	[ * ] VP Finance, Gentium SpA Direct Telephone No [ * ] Email address: [ * ]
Invoicing
[ * ] Manager, Finance Direct Telephone No: [ * ] Email address: [ * ]	[ * ] Direct Telephone: [ * ]
Quality
[ * ] Director, Pharmacy Operations Direct Telephone No: [ * ] Email address: [ * ]	[ * ] VP, Quality, Gentium SpA Direct Telephone No [ * ] Email address: [ * ] [ * ] QA Compliance Manager Tel: [ * ] Fax: [ * ] e-mail: [ * ]
Regulatory – Scientific

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ] Associate Director, Regulatory Affairs Direct Telephone No: [ * ] Email address: [ * ]	[ * ] Scientific Director Tel: [ * ] Fax: [ * ] e-mail: [ * ] [ * ] Director Regulatory Affairs Tel: [ * ] e-mail: [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.